Exhibit r(ii)

THRIVENT FINANCIAL FOR LUTHERANS

Power of Attorney of Director

KNOW ALL PERSONS BY THESE PRESENT, that the undersigned director of THRIVENT FINANCIAL FOR LUTHERANS, a Wisconsin fraternal benefit society, the Depositor of the following separate accounts:

—	Thrivent Variable Annuity Account I (File No. 333-89488);

—	Thrivent Variable Annuity Account II (File No. 333-71853);

—	Thrivent Variable Annuity Account A (File No. 033-82054);

—	Thrivent Variable Annuity Account B (File No. 333-76154);

—	Thrivent Variable Life Account I (File No. 333-148578 – [Series 2008]), (File No. 333-103454 – [Series 2003]), (File No. 333-31011 – [Series 1997]);

—	Thrivent Variable Insurance Account A (File No. 333-76152); and

—	any other Registration Statements filed for these separate accounts does hereby make, constitute and appoint Teresa J. Rasmussen, James M. Odland, Cynthia K. Mueller, Kathleen M. Koelling, David L. Westmark and Heather J. Thenell, and each or either of them, the undersigned’s true and lawful attorneys-in-fact, with power of substitution, for the undersigned and in the undersigned’s name, place and stead, to sign and affix the undersigned’s name as such director of such Company to a Registration Statement or Registration Statements, on Form N-6, Form N-4 or other applicable form, and all amendments, including pre-effective amendments, post-effective amendments, and any other form of application for exemptive relief to be filed by such Company with the Securities and Exchange Commission, Washington, D.C., in connection with the registration under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, relating to variable contracts issued by such Company, and to file the same, with all exhibits thereto and other supporting documents, with such Commission, granting unto such attorneys-in-fact, and each of them, full power and authority to do and perform any and all acts necessary or incidental to the performance and execution of the powers herein expressly granted.

IN WITNESS WHEREOF, the undersigned has hereunto set his hand this 12th day of August, 2008.

/s/ Frederick G. Kraegel

Frederick G. Kraegel

Director